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Sean Mahoney
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FOR IMMEDIATE RELEASE

DIAMONDROCK HOSPITALITY COMPANY REPORTS FOURTH QUARTER AND FULL YEAR 2015 RESULTS
2015 Results Meet Prior Guidance; Provides 2016 Outlook
BETHESDA, Maryland, Tuesday, February 23, 2016 – DiamondRock Hospitality Company (the “Company”) (NYSE: DRH), a lodging-focused real estate investment trust that owns a portfolio of 29 premium hotels in the United States, today announced results of operations for the quarter and year ended December 31, 2015.

2015 Operating Highlights

•	Pro Forma RevPAR: Pro Forma RevPAR was $170.87, an increase of 4.7% from the comparable period of 2014.

•	Pro Forma Hotel Adjusted EBITDA Margin: Pro Forma Hotel Adjusted EBITDA margin was 31.02%, an increase of 113 basis points from 2014.

•	Pro Forma Hotel Adjusted EBITDA: Pro Forma Hotel Adjusted EBITDA was $287.5 million, an increase of 9.1% from 2014.

•	Adjusted EBITDA: Adjusted EBITDA was $265.9 million, an increase of 12.8% from 2014.

•	Adjusted FFO: Adjusted FFO was $203.4 million and Adjusted FFO per diluted share was $1.01.

•	Dividends: The Company declared four quarterly dividends totaling $0.50 per share during 2015, returning approximately $96 million to shareholders.

Fourth Quarter 2015 Highlights

•	Pro Forma RevPAR: Pro Forma RevPAR was $168.32, an increase of 3.1% from the comparable period of 2014.

•	Pro Forma Hotel Adjusted EBITDA Margin: Pro Forma Hotel Adjusted EBITDA margin was 31.26%, an increase of 114 basis points from 2014.

•	Pro Forma Hotel Adjusted EBITDA: Pro Forma Hotel Adjusted EBITDA was $73.1 million, an increase of 8.3% from 2014.

•	Adjusted EBITDA: Adjusted EBITDA was $67.0 million, an increase of 10.2% from 2014.

•	Adjusted FFO: Adjusted FFO was $51.9 million and Adjusted FFO per diluted share was $0.26.

•
Westin Boston Financing: The Company entered into a new $205 million mortgage secured by the Westin Boston Waterfront Hotel in October 2015. The mortgage loan has a term of 10 years and bears interest at a fixed rate of 4.36%.

•	Orlando Loan Prepayment: On October 9, 2015, the Company prepaid the $55.3 million mortgage loan secured by the Orlando Airport Marriott.

•	Repayment of Seller Financing: On November 9, 2015, the Company received full repayment of the $4.0 million loan it provided to the buyer of the Oak Brook Hills Resort in 2014.

•	Share Repurchase Program: On November 4, 2015, the Company's Board of Directors authorized a $150 million share repurchase program.

•	Dividends: The Company declared a dividend of $0.125 per share during the fourth quarter, which was paid on January 12, 2016.
Recent Developments

•	Chicago Marriott Loan Prepayment: On January 11, 2016, the Company prepaid the $201.7 million mortgage loan secured by the Chicago Marriott Downtown.
Mark W. Brugger, President and Chief Executive Officer of DiamondRock Hospitality Company, stated, "Our portfolio performed well in 2015 and met our expectations from last quarter. The Company had strong execution in the core functions of asset management and finance. Our asset management best practices resulted in 73% profit flow-through from our portfolio and 114 basis points of Hotel Adjusted EBITDA margin growth during the fourth quarter. Our fourth quarter financing activities capped off $355 million of new loans during the year, which enhanced our already strong balance sheet, addressed near-term debt maturities and will save the Company several million dollars in annual interest costs.”

Operating Results
Discussions of “Pro Forma” assumes the Company owned each of its 29 hotels since January 1, 2014 but excludes the Hilton Garden Inn Times Square Central from January 1, 2015 to August 31, 2015, since the hotel opened for business on September 1, 2014. Please see “Certain Definitions” and “Non-GAAP Financial Measures” attached to this press release for an explanation of the terms “EBITDA,” “Adjusted EBITDA,” “Hotel Adjusted EBITDA Margin,” “FFO” and “Adjusted FFO.”

For the quarter ended December 31, 2015, the Company reported the following:

	Fourth Quarter
	2015	2014	Change
Pro Forma ADR	$217.23	$215.07	1.0%
Pro Forma Occupancy	77.5%	75.9%	1.6 percentage points
Pro Forma RevPAR	$168.32	$163.19	3.1%
Pro Forma Revenues	$233.8 million	$224.1 million	4.3%
Pro Forma Hotel Adjusted EBITDA Margin	31.26%	30.12%	114 basis points
Adjusted EBITDA	$67.0 million	$60.8 million	$6.2 million
Adjusted FFO	$51.9 million	$41.8 million	$10.1 million
Adjusted FFO per diluted share	$0.26	$0.21	$0.05

The Company's fourth quarter results were held back by its New York City hotels and rebranding disruption at The Gwen Chicago. Excluding these hotels, Pro Forma RevPAR growth was 6.0% and Pro Forma Hotel Adjusted EBITDA margins increased 376 basis points.

For the year ended December 31, 2015, the Company reported the following:

	Full Year
	2015	2014	Change
Pro Forma ADR	$213.74	$206.58	3.5%
Pro Forma Occupancy	79.9%	79.0%	0.9 percentage points
Pro Forma RevPAR	$170.87	$163.26	4.7%
Pro Forma Revenues	$926.9 million	$881.9 million	5.1%
Pro Forma Hotel Adjusted EBITDA Margin	31.02%	29.89%	113 basis points
Adjusted EBITDA	$265.9 million	$235.8 million	$30.1 million
Adjusted FFO	$203.4 million	$171.5 million	$31.9 million
Adjusted FFO per diluted share	$1.01	$0.87	$0.14

Excluding the Company's New York City hotels and The Gwen Chicago, Pro Forma RevPAR growth was 6.7% and Pro Forma Hotel Adjusted EBITDA margins increased 258 basis points.

Hotel Financing Activity
On October 9, 2015, the Company prepaid the $55.3 million mortgage loan secured by the Orlando Airport Marriott. The prepayment saved approximately $0.7 million of interest expense during the fourth quarter, which was factored into the Company's prior guidance.
On October 27, 2015, the Company entered into a new $205 million mortgage loan secured by the Westin Boston Waterfront Hotel. The new loan has a term of 10 years, a fixed interest rate of 4.36% and will amortize on a 30-year schedule. The proceeds from the loan, as well as a portion of a $60 million draw on its senior unsecured credit facility, were utilized to prepay the $201.7 million mortgage loan secured by the Chicago Marriott Downtown Magnificent Mile on January 11, 2016. The lower interest rate on the new loan is expected to save the Company approximately $2.7 million in net interest expense.
During 2015, the Company completed $355 million of new financings at interest rates approximately 150 basis points below the rates on maturing loans. Since 2011, the Company has lowered its weighted average interest rate from 5.6% to 4.1%, resulting in cumulative annual interest savings of approximately $14 million.
Capital Expenditures

The Company spent approximately $63.0 million on capital improvements at its hotels in 2015, which included the following significant projects:

•
Hilton Boston Downtown: The Company completed a return on investment project at the hotel to create an incremental 41 guest rooms and upgrade additional guest rooms, which created over 90 premium rooms.

•
Chicago Marriott Downtown: The Company commenced a multi-year guest room renovation at the hotel. The first phase of the guest room renovation, which consisted of 140 rooms, including all 25 suites, was successfully completed during the first quarter of 2015. The Company also added Marriott's new prototype F&B grab-and-go outlet in the hotel's lobby, which allowed the hotel to transform room service delivery.

The Company expects to spend approximately $150 million on capital improvements at its hotels in 2016, which includes carryover from certain projects that commenced in 2015. Significant projects in 2016 include:

•
The Gwen, a Luxury Collection: The Company rebranded the Conrad Chicago to Starwood's Luxury Collection on September 1, 2015. The renovation work associated with the brand conversion, which is expected to cost approximately $25 million, will be completed in two phases. The first phase, consisting of the lobby and other public spaces, commenced in January and is expected to completed by May. The second phase of the renovation, consisting of the guest rooms, will be completed during the seasonally slow winter season beginning in late 2016.

•
Chicago Marriott Downtown: The second phase of the renovation, which consists of upgrading approximately 460 rooms and creating a new state-of-the-art fitness center, commenced in late 2015 and is expected to be completed early in the second quarter of 2016. The remaining guest rooms will be renovated during the seasonally slow winter months over the next two years and is not expected to result in material disruption.

•	The Lodge at Sonoma: The Company expects to renovate the guest rooms at the hotel during the seasonally slow period during late 2016 and early 2017.

•	Charleston Renaissance: The Company expects to renovate the guest rooms at the hotel during the fourth quarter of 2016.

•	Worthington Renaissance: The Company expects to renovate the guest rooms at the hotel during the seasonally slow summer months of 2016.

Repayment of Seller Financing

In connection with the sale of the Oak Brook Hills Resort in April 2014, the Company provided a $4.0 million unsecured loan to the buyer of the hotel. The loan was subordinate to the buyer’s senior mortgage loan, and the Company believed the repayment of the loan was remote and fully reserved the loan. On November 9, 2015, upon the hotel meeting certain operating profit thresholds, the buyer repaid the Company’s loan in full. The Company recorded a gain of $3.9 million during the fourth quarter, which is excluded from its reported Adjusted EBITDA and Adjusted FFO.

Balance Sheet

As of December 31, 2015, the Company had $213.6 million of unrestricted cash on hand and approximately $1.2 billion of total debt, which consisted of property-specific mortgage debt and no outstanding borrowings on the Company's $200.0 million senior unsecured credit facility. The Company currently has $60.0 million outstanding on its senior unsecured credit facility.

Share Repurchase Program

On November 4, 2015, the Company's Board of Directors authorized a $150 million share repurchase program. Repurchases under this program will be made in open market or privately negotiated transactions from time to time and in such amounts as market conditions warrant, and subject to regulatory considerations. The Company has not repurchased any shares of its common stock since the program started.

Dividends

The Company’s Board of Directors declared a quarterly dividend of $0.125 per share to stockholders of record as of December 31, 2015. The dividend was paid on January 12, 2016.

Outlook and Guidance
The Company has provided annual guidance for 2016, but does not undertake to update it for any developments in its business.  Achievement of the anticipated results is subject to the risks disclosed in the Company’s filings with the U.S. Securities and Exchange Commission.  Pro Forma RevPAR assumes that all of the Company's 29 hotels were owned since January 1, 2015.

The Company expects its full year 2016 results to be as follows:

Metric	Low End	High End

Pro Forma RevPAR Growth	2 percent	4 percent
Adjusted EBITDA	$265 million	$278 million
Adjusted FFO	$211 million	$221 million
Adjusted FFO per share (based on 202.1 million shares)	$1.04 per share	$1.09 per share

The full year guidance range above reflects income tax expense of $7 million to $11 million, interest expense of $46 million to $47 million and corporate expenses of $24 million to $25 million.

The Company expects approximately 17% to 18% of its full year 2016 Adjusted EBITDA to be earned during the first quarter of 2016.

Selected Quarterly Pro Forma Operating Information

The following table is presented to provide investors with selected quarterly Pro Forma operating information for 2015. The operating information assumes that all of the Company's 29 hotels were owned since January 1, 2015.

	Quarter 1, 2015	Quarter 2, 2015	Quarter 3, 2015	Quarter 4, 2015	Full Year 2015
ADR	$201.36	$222.39	$214.38	$217.23	$214.12
Occupancy	76.4%	84.0%	83.0%	77.5%	80.2%
RevPAR	$153.90	$186.80	$177.89	$168.32	$171.79
Revenues (in thousands)	$215,971	$254,256	$238,516	$233,840	$942,583
Hotel Adjusted EBITDA (in thousands)	$56,752	$88,997	$75,242	$73,076	$294,067
% of full Year	19.3%	30.3%	25.6%	24.8%	100.0%
Hotel Adjusted EBITDA Margin	26.28%	35.00%	31.55%	31.25%	31.20%
Available Rooms	978,255	991,704	1,003,604	1,003,168	3,976,731
Earnings Call
The Company will host a conference call to discuss its fourth quarter and full year results on Tuesday, February 23, 2016, at 10:00 a.m. Eastern Time (ET). To participate in the live call, investors are invited to dial 888-310-1786 (for domestic callers) or 330-863-3357 (for international callers). The participant passcode is 35693589. A live webcast of the call will be available via the investor relations section of DiamondRock Hospitality Company’s website at www.drhc.com or www.earnings.com. A replay of the webcast will also be archived on the website for one week.

About the Company
DiamondRock Hospitality Company is a self-advised real estate investment trust (REIT) that is an owner of a leading portfolio of geographically diversified hotels concentrated in top gateway markets and destination resort locations. The Company owns 29 premium quality hotels with over 10,900 rooms. The Company has strategically positioned its hotels to be operated both under leading global brands such as Hilton, Marriott, and Westin and boutique hotels in the lifestyle segment. For further information on the Company and its portfolio, please visit DiamondRock Hospitality Company’s website at www.drhc.com.

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “believe,” “expect,” “intend,” “project,” “forecast,” “plan” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: national and local economic and business conditions, including the potential for additional terrorist attacks, that will affect occupancy rates at the Company’s hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of the Company’s indebtedness; relationships with property managers; the ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; and other risk factors contained in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of the date of this release, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

DIAMONDROCK HOSPITALITY COMPANY
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	December 31, 2015	December 31, 2014
ASSETS	(unaudited)
Property and equipment, net	$2,882,176	$2,764,393
Deferred financing costs, net	8,627	8,023
Restricted cash	59,339	74,730
Due from hotel managers	86,698	79,827
Favorable lease assets, net	23,955	34,274
Prepaid and other assets (1)	46,078	52,739
Cash and cash equivalents	213,584	144,365
Total assets	$3,320,457	$3,158,351
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Mortgage debt	$1,177,696	$1,038,330
Senior unsecured credit facility	—	—
Total debt	1,177,696	1,038,330

Deferred income related to key money, net	23,568	21,561
Unfavorable contract liabilities, net	74,657	76,220
Due to hotel managers	65,350	59,169
Dividends declared and unpaid	25,599	20,922
Accounts payable and accrued expenses (2)	128,982	113,162
Total other liabilities	318,156	291,034
Stockholders’ Equity:
Preferred stock, $0.01 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.01 par value; 400,000,000 shares authorized; 200,741,777 and 199,964,041 shares issued and outstanding at December 31, 2015 and 2014, respectively	2,007	2,000
Additional paid-in capital	2,056,878	2,045,755
Accumulated deficit	(234,280)	(218,768)
Total stockholders’ equity	1,824,605	1,828,987
Total liabilities and stockholders’ equity	$3,320,457	$3,158,351

(1) Includes $34.0 million of deferred tax assets, $7.6 million of prepaid expenses and $4.5 million of other assets as of December 31, 2015.

(2) Includes $70.2 million of deferred ground rent, $21.2 million of deferred tax liabilities, $13.3 million of accrued property taxes, $11.6 million of accrued capital expenditures and $12.7 million of other accrued liabilities as of December 31, 2015.

DIAMONDROCK HOSPITALITY COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Revenues:	(unaudited)	(unaudited)	(unaudited)
Rooms	$168,849	$162,999	$673,578	$628,870
Food and beverage	52,511	48,780	208,173	195,077
Other	12,439	11,848	49,239	48,915
Total revenues	233,799	223,627	930,990	872,862
Operating Expenses:
Rooms	40,654	41,088	163,549	162,870
Food and beverage	34,253	33,547	137,297	135,402
Management fees	7,967	7,945	30,633	30,027
Other hotel expenses	80,236	75,492	317,623	295,826
Depreciation and amortization	26,125	24,074	101,143	99,650
Impairment losses	—	—	10,461	—
Hotel acquisition costs	4	898	949	2,177
Corporate expenses	6,272	6,387	24,061	22,267
Gain on insurance proceeds	—	—	—	(1,825)
Gain on litigation settlement, net	—	—	—	(10,999)
Total operating expenses, net	195,511	189,431	785,716	735,395
Operating profit	38,288	34,196	145,274	137,467

Interest income	(174)	(151)	(359)	(3,027)
Interest expense	13,721	14,462	52,684	58,278
Other income, net	(34)	—	(329)	—
Gain on repayments of notes receivable	(3,927)	—	(3,927)	(13,550)
Loss on early extinguishment of debt	—	1,555	—	1,616
Gain on sales of hotel properties, net	—	(49,719)	—	(50,969)
Gain on hotel property acquisition	—	—	—	(23,894)
Total other expenses (income), net	9,586	(33,853)	48,069	(31,546)
Income before income taxes	28,702	68,049	97,205	169,013
Income tax expense	(2,999)	(4,433)	(11,575)	(5,636)
Net income	$25,703	$63,616	$85,630	$163,377
Earnings per share:
Basic earnings per share	$0.14	$0.32	$0.43	$0.83
Diluted earnings per share	$0.14	$0.32	$0.43	$0.83

Weighted-average number of common shares outstanding:
Basic	200,856,136	196,568,830	200,796,678	195,943,813
Diluted	201,516,336	197,406,834	201,459,934	196,682,981

Non-GAAP Financial Measures

We use the following non-GAAP financial measures that we believe are useful to investors as key measures of our operating performance: EBITDA, Adjusted EBITDA, FFO and Adjusted FFO. These measures should not be considered in isolation or as a substitute for measures of performance in accordance with GAAP. EBITDA, Adjusted EBITDA, FFO and Adjusted FFO, as calculated by us, may not be comparable to other companies that do not define such terms exactly as the Company.

EBITDA and FFO

EBITDA represents net income excluding: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sale of assets; and (3) depreciation and amortization. We believe EBITDA is useful to an investor in evaluating our operating performance because it helps investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization) from our operating results. In addition, covenants included in our indebtedness use EBITDA as a measure of financial compliance. We also use EBITDA as one measure in determining the value of hotel acquisitions and dispositions.

The Company computes FFO in accordance with standards established by NAREIT, which defines FFO as net income determined in accordance with GAAP, excluding gains or losses from sales of properties and impairment losses, plus depreciation and amortization. The Company believes that the presentation of FFO provides useful information to investors regarding its operating performance because it is a measure of the Company's operations without regard to specified non-cash items, such as real estate depreciation and amortization and gain or loss on sale of assets. The Company also uses FFO as one measure in assessing its results.

Adjustments to EBITDA and FFO

We adjust EBITDA and FFO when evaluating our performance because we believe that the exclusion of certain additional recurring and non-recurring items described below provides useful supplemental information to investors regarding our ongoing operating performance and that the presentation of Adjusted EBITDA and Adjusted FFO, when combined with GAAP net income, EBITDA and FFO, is beneficial to an investor's complete understanding of our operating performance. We adjust EBITDA and FFO for the following items:

•	Non-Cash Ground Rent: We exclude the non-cash expense incurred from the straight line recognition of rent from our ground lease obligations and the non-cash amortization of our favorable lease assets.

•
Non-Cash Amortization of Favorable and Unfavorable Contracts: We exclude the non-cash amortization of favorable and unfavorable contract assets and liabilities recorded in conjunction with certain acquisitions. The amortization of the favorable and unfavorable contracts does not reflect the underlying operating performance of our hotels.

•
Cumulative Effect of a Change in Accounting Principle: Infrequently, the Financial Accounting Standards Board (FASB) promulgates new accounting standards that require the consolidated statement of operations to reflect the cumulative effect of a change in accounting principle. We exclude the effect of these one-time adjustments because they do not reflect our actual performance for that period.

•
Gains or Losses from Early Extinguishment of Debt: We exclude the effect of gains or losses recorded on the early extinguishment of debt because we believe they do not accurately reflect the underlying performance of the Company.

•	Acquisition Costs: We exclude acquisition transaction costs expensed during the period because we believe they do not reflect the underlying performance of the Company.

•
Allerton Hotel and Oak Brook Hills Resort Loan: We excluded the gains from the repayments of the Allerton loan in 2014 and the Oak Brooks Hills Resort loan in 2015 because we believe that they do not reflect the underlying performance of the Company.

•
Other Non-Cash and /or Unusual Items:  From time to time we incur costs or realize gains that we do not believe reflect the underlying performance of the Company. Such items include, but are not limited to, hotel pre-opening costs, hotel manager transition costs, lease preparation costs, contract termination fees, severance costs, gains or losses from legal settlements, bargain purchase gains, and gains from insurance proceeds.

In addition, to derive Adjusted EBITDA we exclude gains or losses on dispositions and impairment losses because we believe that including them in EBITDA does not reflect the ongoing performance of our hotels. Additionally, the gains or losses on dispositions and impairment losses represent either accelerated depreciation or excess depreciation in previous periods, and depreciation is excluded from EBITDA.

In addition, to derive Adjusted FFO we exclude any fair value adjustments to debt instruments. Furthermore, the gain on repayment of note receivable in 2015, which is related to the Oak Brook Hills Resort loan, is reported net of income tax expense.

The following tables are reconciliations of our GAAP net income to EBITDA and Adjusted EBITDA (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Net income	$25,703	$63,616	$85,630	$163,377
Interest expense	13,721	14,462	52,684	58,278
Income tax expense	2,999	4,433	11,575	5,636
Real estate related depreciation and amortization	26,125	24,074	101,143	99,650
EBITDA	68,548	106,585	251,032	326,941
Non-cash ground rent	1,461	1,573	5,915	6,453
Non-cash amortization of favorable and unfavorable contract liabilities, net	(516)	(353)	(1,651)	(1,410)
Impairment losses	—	—	10,461	—
Gain on insurance proceeds	—	—	—	(1,825)
Gain on hotel property acquisition	—	—	—	(23,894)
Loss on early extinguishment of debt	—	1,555	—	1,616
Gain on sales of hotel properties, net	—	(49,719)	—	(50,969)
Gain on litigation settlement (1)	—	—	—	(10,999)
Gain on repayments of notes receivable	(3,927)	—	(3,927)	(13,550)
Reversal of previously recognized Allerton income	—	—	—	(453)
Hotel acquisition costs	4	898	949	2,177
Hotel manager transition and pre-opening costs (2)	420	286	1,708	953
Lease preparation costs (3)	1,061	—	1,061	—
Severance costs (4)	(100)	(53)	328	736
Adjusted EBITDA	$66,951	$60,772	$265,876	$235,776

(1)
Includes $14.0 million of settlement proceeds, net of a $1.2 million contingency fee paid to our legal counsel and $1.8 million of legal fees and other costs incurred over the course of the legal proceedings. The $1.8 million of legal fees and other costs were previously recorded as corporate expenses and the repayment of those costs through the settlement proceeds is recorded as a reduction of corporate expenses.

(2)	Classified as other hotel expenses on the consolidated statements of operations.

(3)	Represents the costs incurred to remove tenant improvements from a recently vacated retail space at the Lexington Hotel.

(4)
Amounts recognized in 2015 are classified as other hotel expenses on the consolidated statements of operations. Amounts recognized in 2014 are classified as corporate expenses on the consolidated statements of operations.

	Full Year 2016 Guidance
	Low End	High End
Net income	$107,500	$118,500
Interest expense	47,000	46,000
Income tax expense	7,000	11,000
Real estate related depreciation and amortization	100,500	99,500
EBITDA	262,000	275,000
Non-cash ground rent	4,800	4,800
Non-cash amortization of favorable and unfavorable contracts, net	(1,800)	(1,800)
Adjusted EBITDA	$265,000	$278,000

The following tables are reconciliations of our GAAP net income to FFO and Adjusted FFO (in thousands):

	Three Months Ended December 31,		Year Ended December 31,

	2015	2014	2015	2014
Net income	$25,703	$63,616	$85,630	$163,377
Real estate related depreciation and amortization	26,125	24,074	101,143	99,650
Gain on sales of hotel properties, net	—	(49,719)	—	(50,969)
Impairment losses	—	—	10,461	—
FFO	51,828	37,971	197,234	212,058
Non-cash ground rent	1,461	1,573	5,915	6,453
Non-cash amortization of favorable and unfavorable contract liabilities, net	(516)	(353)	(1,651)	(1,410)
Gain on insurance proceeds	—	—	—	(1,825)
Gain on hotel property acquisition	—	—	—	(23,894)
Loss on early extinguishment of debt	—	1,555	—	1,616
Gain on litigation settlement (1)	—	—	—	(10,999)
Gain on repayments of notes receivable (2)	(2,317)	—	(2,317)	(13,550)
Hotel acquisition costs	4	898	949	2,177
Hotel manager transition and pre-opening costs (3)	420	286	1,708	953
Reversal of previously recognized Allerton income	—	—	—	(453)
Severance costs (4)	(100)	(53)	328	736
Lease preparation costs (5)	1,061	—	1,061	—
Fair value adjustments to debt instruments	10	(90)	125	(355)
Adjusted FFO	$51,851	$41,787	$203,352	$171,507
Adjusted FFO per diluted share	$0.26	$0.21	$1.01	$0.87

(1)
Includes $14.0 million of settlement proceeds, net of a $1.2 million contingency fee paid to our legal counsel and $1.8 million of legal fees and other costs incurred over the course of the legal proceedings. The $1.8 million of legal fees and other costs were previously recorded as corporate expenses and the repayment of those costs through the settlement proceeds is recorded as a reduction of corporate expenses.

(2)	Gain on repayment of note receivable in 2015 is related to the repayment of the Oak Brook Hills Resort loan, is reported net of income tax expense.

(3)	Classified as other hotel expenses on the consolidated statements of operations.

(4)
Amounts recognized in 2015 are classified as other hotel expenses on the consolidated statements of operations. Amounts recognized in 2014 are classified as corporate expenses on the consolidated statements of operations.

(5)	Represents the costs incurred to remove tenant improvements from a recently vacated retail space at the Lexington Hotel.

	Full Year 2016 Guidance
	Low End	High End
Net income	$107,500	$118,500
Real estate related depreciation and amortization	100,500	99,500
FFO	208,000	218,000
Non-cash ground rent	4,800	4,800
Non-cash amortization of favorable and unfavorable contract liabilities, net	(1,800)	(1,800)
Adjusted FFO	$211,000	$221,000
Adjusted FFO per diluted share	$1.04	$1.09

Use and Limitations of Non-GAAP Financial Measures

Our management and Board of Directors use EBITDA, Adjusted EBITDA, FFO and Adjusted FFO to evaluate the performance of our hotels and to facilitate comparisons between us and other lodging REITs, hotel owners who are not REITs and other capital intensive companies. The use of these non-GAAP financial measures has certain limitations. These non-GAAP financial measures as presented by us, may not be comparable to non-GAAP financial measures as calculated by other real estate companies. These measures do not reflect certain expenses or expenditures that we incurred and will incur, such as depreciation, interest and capital expenditures. We compensate for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our reconciliations to the most comparable GAAP financial measures, and our consolidated statements of operations and cash flows, include interest expense, capital expenditures, and other excluded items, all of which should be considered when evaluating our performance, as well as the usefulness of our non-GAAP financial measures.

These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP. They should not be considered as alternatives to operating profit, cash flow from operations, or any other operating performance measure prescribed by GAAP. These non-GAAP financial measures reflect additional ways of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. We strongly encourage investors to review our financial information in its entirety and not to rely on a single financial measure.

Certain Definitions
In this release, when we discuss “Hotel Adjusted EBITDA,” we exclude from Hotel EBITDA the non-cash expense incurred by the hotels due to the straight lining of the rent from our ground lease obligations, the non-cash amortization of our favorable lease assets and other contracts, and the non-cash amortization of our unfavorable contract liabilities. Hotel EBITDA represents hotel net income excluding: (1) interest expense; (2) income taxes; and (3) depreciation and amortization. Hotel Adjusted EBITDA margins are calculated as Hotel Adjusted EBITDA divided by total hotel revenues. Net debt is calculated as total debt outstanding less unrestricted cash.

DIAMONDROCK HOSPITALITY COMPANY
HOTEL OPERATING DATA
Schedule of Property Level Results - Pro Forma (1)
(unaudited and in thousands)

	Three Months Ended December 31,			Year Ended December 31,
	2015	2014	% Change	2015	2014	% Change

ADR	$217.23	$215.07	1.0%	$213.74	$206.58	3.5%
Occupancy	77.5%	75.9%	1.6%	79.9%	79.0%	0.9%
RevPAR	$168.32	$163.19	3.1%	$170.87	$163.26	4.7%

Revenues:
Rooms	$168,849	$163,186	3.5%	$667,778	$636,488	4.9%
Food and beverage	52,511	49,386	6.3%	209,491	197,962	5.8%
Other	12,439	11,541	7.8%	49,627	47,470	4.5%
Total revenues	$233,799	$224,113	4.3%	$926,896	$881,920	5.1%
Operating Expenses:
Rooms departmental expenses	$40,654	$40,383	0.7%	$162,019	$159,954	1.3%
Food and beverage departmental expenses	34,253	33,548	2.1%	138,297	135,881	1.8%
Other direct departmental	4,103	4,967	(17.4)%	17,199	19,543	(12.0)%
General and administrative	18,832	17,651	6.7%	72,716	68,422	6.3%
Utilities	6,207	6,870	(9.7)%	27,141	28,251	(3.9)%
Repairs and maintenance	9,548	9,417	1.4%	36,928	37,167	(0.6)%
Sales and marketing	16,363	15,711	4.1%	64,726	59,944	8.0%
Franchise fees	6,043	4,873	24.0%	21,714	17,363	25.1%
Base management fees	5,906	5,593	5.6%	23,148	22,029	5.1%
Incentive management fees	2,091	2,473	(15.4)%	7,440	8,347	(10.9)%
Property taxes	11,657	10,012	16.4%	45,995	40,171	14.5%
Ground rent	3,774	3,757	0.5%	15,149	15,012	0.9%
Other fixed expenses	2,236	2,573	(13.1)%	11,284	11,158	1.1%
Severance costs	(100)	—	(100.0)%	328	—	100.0%
Lease preparation costs (2)	1,061	—	100.0%	1,061	—	100.0%
Hotel manager transition and pre-opening costs	420	286	46.9%	1,708	953	79.2%
Total hotel operating expenses	163,048	158,114	3.1%	646,853	624,195	3.6%
Hotel EBITDA	$70,751	$65,999	7.2%	$280,043	$257,725	8.7%
Non-cash ground rent	1,461	1,573	(7.1)%	5,945	6,330	(6.1)%
Non-cash amortization of unfavorable contract liabilities	(516)	(353)	46.2%	(1,570)	(1,410)	11.3%
Severance costs	(100)	—	(100.0)%	328	—	100.0%
Lease preparation costs (2)	1,061	—	100.0%	1,061	—	100.0%
Hotel manager transition and pre-opening costs (3)	420	286	46.9%	1,708	953	79.2%
Hotel Adjusted EBITDA	$73,077	$67,505	8.3%	$287,515	$263,598	9.1%

(1)
Pro forma assumes the Company owned each of its 29 hotels since January 1, 2014 but excludes the Hilton Garden Inn Times Square Central from January 1, 2015 to August 31, 2015, since the hotel opened for business on September 1, 2014.

(2)	Represents the costs incurred to remove tenant improvements from a recently vacated retail space at the Lexington Hotel.

(3)	Classified as other hotel expenses on the consolidated statements of operations.

Market Capitalization as of December 31, 2015
(in thousands)
Enterprise Value

Common equity capitalization (at December 31, 2015 closing price of $9.65/share)	$1,942,843
Consolidated debt	1,177,696
Cash and cash equivalents	(213,584)
Total enterprise value	$2,906,955
Share Reconciliation

Common shares outstanding	200,742
Unvested restricted stock held by management and employees	475
Share grants under deferred compensation plan held by directors	114
Combined shares outstanding	201,331

Debt Summary as of February 23, 2016
(dollars in thousands)
Property	Interest Rate	Term	Outstanding Principal	Maturity
Courtyard Manhattan / Fifth Avenue	6.48%	Fixed	48,203	June 2016
Marriott Salt Lake City Downtown	4.25%	Fixed	59,748	November 2020
Hilton Minneapolis	5.46%	Fixed	90,281	May 2021
Westin Washington D.C. City Center	3.99%	Fixed	68,468	January 2023
The Lodge at Sonoma, a Renaissance Resort & Spa	3.96%	Fixed	29,440	April 2023
Westin San Diego	3.94%	Fixed	67,415	April 2023
Courtyard Manhattan / Midtown East	4.40%	Fixed	86,000	August 2024
Renaissance Worthington	3.66%	Fixed	85,000	May 2025
JW Marriott Denver at Cherry Creek	4.33%	Fixed	65,000	July 2025
Westin Boston Waterfront Hotel	4.36%	Fixed	204,216	November 2025
Total Weighted-Average Interest Fixed Rate Debt	4.51%		$803,771

Lexington Hotel New York	LIBOR + 2.25	Variable	170,368	October 2017 (1)
Total mortgage debt			$974,139
Senior unsecured credit facility	LIBOR + 1.75	Variable	60,000	January 2017 (2)
Total debt			$1,034,139
Total Weighted-Average Interest Rate	4.08%

(1) The loan may be extended for two additional one-year terms subject to the satisfaction of certain conditions and the payment of an extension fee.
(2) The credit facility may be extended for an additional year upon the payment of applicable fees and the satisfaction of certain customary conditions.

Pro Forma Operating Statistics – Fourth Quarter
	ADR			Occupancy			RevPAR			Hotel Adjusted EBITDA Margin
	4Q 2015	4Q 2014	B/(W)	4Q 2015	4Q 2014	B/(W)	4Q 2015	4Q 2014	B/(W)	4Q 2015	4Q 2014	B/(W)
Atlanta Alpharetta Marriott	$168.92	$156.78	7.7%	66.9%	70.6%	(3.7)%	$113.06	$110.73	2.1%	32.24%	33.14%	-90 bps
Bethesda Marriott Suites	$159.65	$167.41	(4.6)%	65.4%	67.7%	(2.3)%	$104.49	$113.37	(7.8)%	24.23%	27.94%	-371 bps
Boston Westin	$249.00	$253.31	(1.7)%	72.4%	62.1%	10.3%	$180.37	$157.19	14.7%	33.01%	29.38%	363 bps
Hilton Boston Downtown	$275.67	$273.43	0.8%	80.9%	77.9%	3.0%	$223.14	$213.00	4.8%	38.16%	35.89%	227 bps
Hilton Burlington	$164.97	$167.53	(1.5)%	76.7%	70.3%	6.4%	$126.48	$117.74	7.4%	40.65%	35.68%	497 bps
Renaissance Charleston	$200.84	$206.57	(2.8)%	81.9%	90.4%	(8.5)%	$164.55	$186.70	(11.9)%	35.73%	35.97%	-24 bps
Hilton Garden Inn Chelsea	$256.57	$254.58	0.8%	97.9%	93.9%	4.0%	$251.21	$239.01	5.1%	40.84%	38.86%	198 bps
Chicago Marriott	$226.57	$220.43	2.8%	70.2%	73.0%	(2.8)%	$159.13	$160.91	(1.1)%	26.56%	24.18%	238 bps
Chicago Gwen	$210.42	$236.52	(11.0)%	75.1%	83.6%	(8.5)%	$158.13	$197.67	(20.0)%	14.81%	35.18%	-2037 bps
Courtyard Denver Downtown	$199.38	$189.64	5.1%	75.8%	81.6%	(5.8)%	$151.15	$154.80	(2.4)%	48.50%	47.59%	91 bps
Courtyard Fifth Avenue	$288.74	$304.92	(5.3)%	91.8%	91.4%	0.4%	$264.92	$278.78	(5.0)%	26.76%	34.75%	-799 bps
Courtyard Midtown East	$296.05	$311.35	(4.9)%	93.3%	92.4%	0.9%	$276.13	$287.65	(4.0)%	37.54%	39.95%	-241 bps
Fort Lauderdale Westin	$181.10	$175.14	3.4%	83.8%	81.3%	2.5%	$151.83	$142.40	6.6%	34.93%	20.03%	1490 bps
Frenchman's Reef	$226.93	$230.72	(1.6)%	78.9%	79.3%	(0.4)%	$178.95	$183.02	(2.2)%	22.01%	16.90%	511 bps
JW Marriott Denver Cherry Creek	$259.26	$253.39	2.3%	82.9%	79.8%	3.1%	$214.98	$202.30	6.3%	39.16%	30.70%	846 bps
Inn at Key West	$200.91	$199.53	0.7%	71.7%	88.5%	(16.8)%	$144.15	$176.53	(18.3)%	33.23%	52.18%	-1895 bps
Key West Sheraton Suites	$242.83	$224.26	8.3%	79.9%	88.9%	(9.0)%	$193.91	$199.30	(2.7)%	40.54%	37.88%	266 bps
Lexington Hotel New York	$275.82	$279.30	(1.2)%	94.5%	96.6%	(2.1)%	$260.74	$269.92	(3.4)%	29.16%	38.74%	-958 bps
Hilton Minneapolis	$153.29	$142.59	7.5%	77.4%	65.7%	11.7%	$118.71	$93.63	26.8%	28.43%	18.68%	975 bps
Orlando Airport Marriott	$109.70	$104.97	4.5%	79.9%	78.9%	1.0%	$87.68	$82.77	5.9%	25.19%	24.38%	81 bps
Hotel Rex	$228.89	$226.66	1.0%	76.0%	83.6%	(7.6)%	$173.92	$189.52	(8.2)%	33.39%	35.87%	-248 bps
Salt Lake City Marriott	$154.13	$144.64	6.6%	63.2%	64.8%	(1.6)%	$97.41	$93.79	3.9%	26.80%	27.70%	-90 bps
Shorebreak	$198.68	$196.24	1.2%	74.0%	73.1%	0.9%	$146.95	$143.50	2.4%	25.91%	18.68%	723 bps
The Lodge at Sonoma	$290.87	$263.44	10.4%	79.3%	78.8%	0.5%	$230.59	$207.62	11.1%	27.76%	26.81%	95 bps
Hilton Garden Inn Times Square Central	$300.04	$282.51	6.2%	97.9%	99.0%	(1.1)%	$293.88	$279.67	5.1%	49.94%	54.63%	-469 bps
Vail Marriott	$289.38	$260.15	11.2%	49.7%	50.2%	(0.5)%	$143.88	$130.61	10.2%	23.45%	22.50%	95 bps
Westin San Diego	$179.44	$160.22	12.0%	82.7%	75.0%	7.7%	$148.38	$120.08	23.6%	32.50%	30.09%	241 bps
Westin Washington D.C. City Center	$199.69	$214.54	(6.9)%	86.4%	72.6%	13.8%	$172.62	$155.77	10.8%	35.49%	29.79%	570 bps
Renaissance Worthington	$181.38	$176.80	2.6%	67.5%	64.5%	3.0%	$122.49	$114.08	7.4%	31.20%	29.71%	149 bps
Pro Forma Total (1)	$217.23	$215.07	1.0%	77.5%	75.9%	1.6%	$168.32	$163.19	3.1%	31.26%	30.12%	114 bps
(1) Assumes all hotels were owned as of January 1, 2014.

Pro Forma Operating Statistics – Full Year
	ADR			Occupancy			RevPAR			Hotel Adjusted EBITDA Margin
	2015	2014	B/(W)	2015	2014	B/(W)	2015	2014	B/(W)	2015	2014	B/(W)
Atlanta Alpharetta Marriott	$165.19	$162.70	1.5%	72.9%	71.2%	1.7%	$120.41	$115.77	4.0%	35.45%	34.75%	70 bps
Bethesda Marriott Suites	$166.92	$165.09	1.1%	66.7%	66.3%	0.4%	$111.32	$109.43	1.7%	26.08%	25.30%	78 bps
Boston Westin	$242.09	$231.05	4.8%	78.7%	75.3%	3.4%	$190.49	$174.09	9.4%	31.68%	28.27%	341 bps
Hilton Boston Downtown	$284.07	$257.70	10.2%	83.8%	87.6%	(3.8)%	$238.16	$225.75	5.5%	39.36%	36.64%	272 bps
Hilton Burlington	$171.23	$169.05	1.3%	78.2%	75.4%	2.8%	$133.87	$127.47	5.0%	40.72%	40.47%	25 bps
Renaissance Charleston	$214.33	$205.00	4.6%	88.4%	90.8%	(2.4)%	$189.51	$186.23	1.8%	36.18%	34.79%	139 bps
Hilton Garden Inn Chelsea	$230.79	$227.49	1.5%	95.3%	94.3%	1.0%	$219.97	$214.59	2.5%	33.97%	38.24%	-427 bps
Chicago Marriott	$220.81	$209.77	5.3%	74.2%	75.0%	(0.8)%	$163.89	$157.30	4.2%	24.44%	23.52%	92 bps
Chicago Gwen	$218.19	$226.27	(3.6)%	74.7%	83.4%	(8.7)%	$162.98	$188.77	(13.7)%	23.60%	34.53%	-1093 bps
Courtyard Denver Downtown	$203.39	$188.52	7.9%	79.5%	83.7%	(4.2)%	$161.75	$157.72	2.6%	47.95%	48.18%	-23 bps
Courtyard Fifth Avenue	$268.65	$280.14	(4.1)%	89.5%	89.8%	(0.3)%	$240.46	$251.54	(4.4)%	22.72%	27.24%	-452 bps
Courtyard Midtown East	$269.83	$284.04	(5.0)%	90.6%	91.2%	(0.6)%	$244.38	$259.12	(5.7)%	31.94%	34.35%	-241 bps
Fort Lauderdale Westin	$181.87	$179.83	1.1%	85.7%	82.8%	2.9%	$155.93	$148.94	4.7%	33.38%	21.94%	1144 bps
Frenchman's Reef	$248.64	$242.12	2.7%	82.8%	84.8%	(2.0)%	$205.97	$205.28	0.3%	24.19%	22.79%	140 bps
JW Marriott Denver Cherry Creek	$268.64	$254.30	5.6%	81.4%	82.4%	(1.0)%	$218.61	$209.64	4.3%	35.09%	32.31%	278 bps
Inn at Key West	$220.78	$207.28	6.5%	84.3%	88.9%	(4.6)%	$186.22	$184.35	1.0%	48.53%	53.52%	-499 bps
Key West Sheraton Suites	$254.59	$235.84	8.0%	88.3%	88.2%	0.1%	$224.72	$207.93	8.1%	42.39%	38.14%	425 bps
Lexington Hotel New York	$248.16	$246.72	0.6%	93.3%	92.3%	1.0%	$231.62	$227.67	1.7%	27.19%	32.79%	-560 bps
Hilton Minneapolis	$148.85	$146.15	1.8%	77.6%	73.6%	4.0%	$115.44	$107.56	7.3%	24.75%	24.51%	24 bps
Orlando Airport Marriott	$116.93	$106.86	9.4%	78.9%	78.7%	0.2%	$92.21	$84.09	9.7%	28.30%	23.83%	447 bps
Hotel Rex	$236.40	$214.57	10.2%	82.8%	85.4%	(2.6)%	$195.84	$183.20	6.9%	36.05%	35.56%	49 bps
Salt Lake City Marriott	$157.23	$146.54	7.3%	71.1%	68.5%	2.6%	$111.82	$100.44	11.3%	32.71%	31.12%	159 bps
Shorebreak	$224.73	$210.35	6.8%	79.5%	80.9%	(1.4)%	$178.67	$170.23	5.0%	30.73%	27.22%	351 bps
The Lodge at Sonoma	$279.80	$267.50	4.6%	82.7%	78.7%	4.0%	$231.39	$210.59	9.9%	28.82%	28.10%	72 bps
Hilton Garden Inn Times Square Central (1)	$306.84	$284.97	7.7%	97.8%	92.1%	5.7%	$300.13	$262.43	14.4%	48.91%	53.07%	-416 bps
Vail Marriott	$266.93	$251.62	6.1%	66.2%	65.2%	1.0%	$176.71	$164.10	7.7%	33.73%	32.60%	113 bps
Westin San Diego	$185.87	$166.12	11.9%	85.2%	82.8%	2.4%	$158.36	$137.62	15.1%	33.72%	31.81%	191 bps
Westin Washington D.C. City Center	$211.55	$208.35	1.5%	83.7%	74.0%	9.7%	$177.09	$154.18	14.9%	35.77%	30.86%	491 bps
Renaissance Worthington	$181.30	$176.19	2.9%	69.6%	68.3%	1.3%	$126.22	$120.35	4.9%	34.42%	32.00%	242 bps
Pro Forma Total (2)	$213.74	$206.58	3.5%	79.9%	79.0%	0.9%	$170.87	$163.26	4.7%	31.02%	29.89%	113 bps
(1) The hotel opened for business on September 1, 2014. Amounts for 2015 include operations from September 1, 2015 to December 31, 2015 to reflect the comparable period of 2014.
(2) Assumes all hotels were owned as of January 1, 2014 but excludes the Hilton Garden Inn Times Square Central (282 rooms) from January 1, 2015 to August 31, 2015 to reflect the comparable period of 2014.

Pro Forma Hotel Adjusted EBITDA Reconciliation
	Fourth Quarter 2015
			Plus:	Plus:	Plus:	Equals:
	Total Revenues	Net Income / (Loss)	Depreciation	Interest Expense	Non-Cash Adjustments (1)	Hotel Adjusted EBITDA
Atlanta Alpharetta Marriott	$4,745	$1,166	$364	$—	$—	$1,530
Bethesda Marriott Suites	$3,656	$(1,014)	$359	$—	$1,541	$886
Boston Westin	$23,399	$3,866	$2,193	$1,664	$2	$7,725
Hilton Boston Downtown	$8,865	$2,168	$1,191	$—	$24	$3,383
Hilton Burlington	$4,315	$1,275	$463	$—	$16	$1,754
Renaissance Charleston	$2,891	$806	$259	$—	$(32)	$1,033
Hilton Garden Inn Chelsea	$3,964	$1,257	$362	$—	$—	$1,619
Chicago Marriott	$25,623	$1,142	$2,950	$3,110	$(397)	$6,805
Chicago Gwen	$6,232	$(532)	$1,455	$—	$—	$923
Courtyard Denver Downtown	$2,658	$1,004	$285	$—	$—	$1,289
Courtyard Fifth Avenue	$4,541	$(124)	$447	$831	$61	$1,215
Courtyard Midtown East	$8,293	$1,423	$671	$1,019	$—	$3,113
Fort Lauderdale Westin	$10,739	$2,576	$1,175	$—	$—	$3,751
Frenchman's Reef	$14,454	$1,516	$1,666	$—	$—	$3,182
JW Marriott Denver Cherry Creek	$6,397	$1,256	$522	$727	$—	$2,505
Inn at Key West	$1,652	$372	$177	$—	$—	$549
Key West Sheraton Suites	$3,966	$1,096	$512	$—	$—	$1,608
Lexington Hotel New York	$18,094	$(292)	$3,349	$1,251	$969	$5,277
Minneapolis Hilton	$14,718	$1,629	$1,468	$1,290	$(202)	$4,185
Orlando Airport Marriott	$6,418	$949	$572	$96	$—	$1,617
Hotel Rex	$1,707	$428	$142	$—	$—	$570
Salt Lake City Marriott	$6,563	$360	$725	$674	$—	$1,759
Shorebreak	$3,103	$443	$376	$—	$(15)	$804
The Lodge at Sonoma	$6,697	$1,172	$382	$305	$—	$1,859
Hilton Garden Inn Times Square Central	$7,742	$3,089	$777	$—	$—	$3,866
Vail Marriott	$6,725	$1,100	$477	$—	$—	$1,577
Westin San Diego	$8,125	$895	$1,025	$690	$31	$2,641
Westin Washington D.C. City Center	$8,036	$893	$1,218	$741	$—	$2,852
Renaissance Worthington	$9,481	$1,565	$564	$827	$2	$2,958
Pro Forma Total (2)	$233,799	$31,484	$26,126	$13,225	$2,000	$73,077
(1) The non-cash adjustments include expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations, the non-cash amortization of our favorable lease assets, the non-cash amortization of our unfavorable contract liabilities, union severance payments and lease preparation costs.
(2) Assumes all hotels were owned as of January 1, 2014.

Pro Forma Hotel Adjusted EBITDA Reconciliation
	Fourth Quarter 2014
			Plus:	Plus:	Plus:	Equals:
	Total Revenues	Net Income / (Loss)	Depreciation	Interest Expense	Non-Cash Adjustments (1)	Hotel Adjusted EBITDA
Atlanta Alpharetta Marriott	$4,584	$1,114	$405	$—	$—	$1,519
Bethesda Marriott Suites	$3,912	$(810)	$362	$—	$1,541	$1,093
Boston Westin	$20,491	$3,808	$2,217	$—	$(5)	$6,020
Hilton Boston Downtown	$7,680	$1,636	$1,078	$—	$42	$2,756
Hilton Burlington	$3,915	$924	$450	$—	$23	$1,397
Renaissance Charleston	$3,547	$901	$407	$—	$(32)	$1,276
Hilton Garden Inn Chelsea	$3,816	$1,121	$362	$—	$—	$1,483
Chicago Marriott	$26,244	$937	$2,595	$3,210	$(397)	$6,345
Chicago Gwen	$7,447	$1,673	$947	$—	$—	$2,620
Courtyard Denver Downtown	$2,698	$1,005	$279	$—	$—	$1,284
Courtyard Fifth Avenue	$4,768	$314	$449	$842	$52	$1,657
Courtyard Midtown East	$8,650	$1,754	$684	$1,018	$—	$3,456
Fort Lauderdale Westin	$10,491	$1,006	$1,095	$—	$—	$2,101
Frenchman's Reef	$14,616	$102	$1,556	$812	$—	$2,470
JW Marriott Denver Cherry Creek	$5,788	$694	$520	$563	$—	$1,777
Inn at Key West	$1,878	$890	$90	$—	$—	$980
Key West Sheraton Suites	$4,023	$1,011	$513	$—	$—	$1,524
Lexington Hotel New York	$19,026	$2,608	$3,364	$1,367	$31	$7,370
Minneapolis Hilton	$11,384	$(1,508)	$2,442	$1,321	$(129)	$2,126
Orlando Airport Marriott	$5,480	$(51)	$571	$816	$—	$1,336
Hotel Rex	$1,837	$520	$139	$—	$—	$659
Salt Lake City Marriott	$6,314	$316	$743	$690	$—	$1,749
Shorebreak	$3,084	$126	$465	$—	$(15)	$576
The Lodge at Sonoma	$6,027	$901	$404	$311	$—	$1,616
Hilton Garden Inn Times Square Central	$7,329	$3,227	$777	$—	$—	$4,004
Vail Marriott	$6,040	$855	$504	$—	$—	$1,359
Westin San Diego	$6,978	$695	$656	$703	$46	$2,100
Westin Washington D.C. City Center	$7,104	$584	$725	$760	$47	$2,116
Renaissance Worthington	$8,962	$1,324	$597	$740	$2	$2,663
Pro Forma Total (2)	$224,113	$27,677	$25,396	$13,153	$1,206	$67,505

(1)
The non-cash adjustments include expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations, the non-cash amortization of our favorable lease assets and the non-cash amortization of our unfavorable contract liabilities.

(2)	Assumes all hotels were owned as of January 1, 2014.

Pro Forma Hotel Adjusted EBITDA Reconciliation
	Full Year 2015
			Plus:	Plus:	Plus:	Equals:
	Total Revenues	Net Income / (Loss)	Depreciation	Interest Expense	Non-Cash Adjustments (1)	Hotel Adjusted EBITDA
Atlanta Alpharetta Marriott	$19,690	$5,458	$1,523	$—	$—	$6,981
Bethesda Marriott Suites	$15,116	$(3,699)	$1,476	$—	$6,165	$3,942
Boston Westin	$94,402	$19,365	$8,866	$1,664	$9	$29,904
Hilton Boston Downtown	$36,376	$9,536	$4,643	$—	$137	$14,316
Hilton Burlington	$16,708	$4,888	$1,832	$—	$84	$6,804
Renaissance Charleston	$13,169	$3,501	$1,390	$—	$(126)	$4,765
Hilton Garden Inn Chelsea	$13,895	$3,272	$1,448	$—	$—	$4,720
Chicago Marriott	$103,292	$4,495	$9,802	$12,536	$(1,589)	$25,244
Chicago Gwen	$25,660	$2,262	$3,793	$—	$—	$6,055
Courtyard Denver Downtown	$11,212	$4,240	$1,136	$—	$—	$5,376
Courtyard Fifth Avenue	$16,376	$(1,846)	$1,794	$3,314	$458	$3,720
Courtyard Midtown East	$29,289	$2,589	$2,722	$4,043	$—	$9,354
Fort Lauderdale Westin	$44,058	$10,144	$4,563	$—	$—	$14,707
Frenchman's Reef	$64,383	$7,979	$6,433	$1,164	$—	$15,576
JW Marriott Denver Cherry Creek	$25,304	$4,213	$2,099	$2,568	$—	$8,880
Inn at Key West	$8,373	$3,364	$699	$—	$—	$4,063
Key West Sheraton Suites	$18,118	$5,630	$2,050	$—	$—	$7,680
Lexington Hotel New York	$64,836	$(2,143)	$13,376	$5,196	$1,203	$17,632
Minneapolis Hilton	$54,247	$1,426	$7,645	$5,164	$(808)	$13,427
Orlando Airport Marriott	$26,646	$2,757	$2,285	$2,500	$—	$7,542
Hotel Rex	$7,531	$2,148	$567	$—	$—	$2,715
Salt Lake City Marriott	$28,894	$3,764	$2,987	$2,699	$—	$9,450
Shorebreak	$14,286	$3,099	$1,349	$—	$(58)	$4,390
The Lodge at Sonoma	$26,546	$4,926	$1,506	$1,218	$—	$7,650
Hilton Garden Inn Times Square Central	$10,486	$4,093	$1,036	$—	$—	$5,129
Vail Marriott	$32,787	$9,121	$1,939	$—	$—	$11,060
Westin San Diego	$34,295	$4,562	$4,078	$2,756	$168	$11,564
Westin Washington D.C. City Center	$32,248	$3,716	$4,754	$2,970	$95	$11,535
Renaissance Worthington	$38,673	$7,864	$2,303	$3,137	$8	$13,312
Pro Forma Total (2)	$926,896	$130,724	$100,094	$50,929	$5,746	$287,515
(1) The non-cash adjustments include expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations, the non-cash amortization of our favorable lease assets, the non-cash amortization of our unfavorable contract liabilities, union severance payments and lease preparation costs.
(2) Assumes all hotels were owned as of January 1, 2014 but excludes the Hilton Garden Inn Times Square Central from January 1, 2015 to August 31, 2015.

Pro Forma Hotel Adjusted EBITDA Reconciliation
	Full Year 2014
			Plus:	Plus:	Plus:	Equals:
	Total Revenues	Net Income / (Loss)	Depreciation	Interest Expense	Non-Cash Adjustments (1)	Hotel Adjusted EBITDA
Atlanta Alpharetta Marriott	$18,216	$4,709	$1,621	$—	$—	$6,330
Bethesda Marriott Suites	$14,970	$(3,832)	$1,445	$—	$6,174	$3,787
Boston Westin	$84,564	$15,110	$8,789	$—	$9	$23,908
Hilton Boston Downtown	$32,297	$7,335	$4,331	$—	$167	$11,833
Hilton Burlington	$15,764	$4,530	$1,759	$—	$91	$6,380
Renaissance Charleston	$13,883	$3,337	$1,619	$—	$(126)	$4,830
Hilton Garden Inn Chelsea	$13,635	$3,385	$1,829	$—	$—	$5,214
Chicago Marriott	$101,624	$661	$12,039	$12,793	$(1,589)	$23,904
Chicago Gwen	$28,802	$6,120	$3,824	$—	$—	$9,944
Courtyard Denver Downtown	$10,877	$4,138	$1,102	$—	$—	$5,240
Courtyard Fifth Avenue	$17,091	$(678)	$1,770	$3,356	$207	$4,655
Courtyard Midtown East	$30,968	$4,092	$2,745	$3,799	$—	$10,636
Fort Lauderdale Westin	$43,634	$5,195	$4,380	$—	$—	$9,575
Frenchman's Reef	$65,586	$5,508	$6,197	$3,242	$—	$14,947
JW Marriott Denver Cherry Creek	$23,329	$3,184	$2,073	$2,281	$—	$7,538
Inn at Key West	$7,911	$3,874	$360	$—	$—	$4,234
Key West Sheraton Suites	$16,528	$4,252	$2,052	$—	$—	$6,304
Lexington Hotel New York	$64,033	$1,135	$13,163	$6,575	$125	$20,998
Minneapolis Hilton	$49,704	$(2,094)	$9,508	$5,285	$(517)	$12,182
Orlando Airport Marriott	$22,251	$(341)	$2,385	$3,258	$—	$5,302
Hotel Rex	$7,079	$1,822	$695	$—	$—	$2,517
Salt Lake City Marriott	$27,223	$2,721	$2,991	$2,761	$—	$8,473
Shorebreak	$14,308	$2,092	$1,860	$—	$(58)	$3,894
The Lodge at Sonoma	$23,854	$3,905	$1,558	$1,241	$—	$6,704
Hilton Garden Inn Times Square Central	$9,115	$3,801	$1,036	$—	$—	$4,837
Vail Marriott	$30,347	$7,841	$2,052	$—	$—	$9,893
Westin San Diego	$29,841	$2,529	$3,973	$2,807	$182	$9,491
Westin Washington D.C. City Center	$28,280	$1,111	$4,382	$3,044	$189	$8,726
Renaissance Worthington	$36,206	$6,107	$2,516	$2,955	$8	$11,586
Pro Forma Total (2)	$881,920	$101,549	$104,054	$53,397	$4,862	$263,598

(1)
The non-cash adjustments include expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations, the non-cash amortization of our favorable lease assets and the non-cash amortization of our unfavorable contract liabilities.

(2)	Assumes all hotels were owned as of January 1, 2014.